Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the KaloBios Pharmaceuticals, Inc. 2012 Equity Incentive Plan of KaloBios Pharmaceuticals, Inc. of our report dated March 16, 2015, with respect to the consolidated financial statements of KaloBios Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2015, filed with the Securities and Exchange Commission

/s/ Ernst & Young LLP
Redwood City, California
October 14, 2016